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                                                                    Exhibit 4(e)

                              SUB-ADVISER AGREEMENT

SUB-ADVISER AGREEMENT executed as of October 1, 2004, between Allmerica Financial Investment Management Services, Inc. (the "Manager") and J.P. Morgan Investment Management Inc. (the "Sub-Adviser").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY SUB-ADVISER TO THE TRUST

     (a) Subject always to the control of the Trustees of Allmerica Investment Trust (the "Trust"), a Massachusetts business trust, the Sub-Adviser, at its expense, will furnish continuously an investment program for the following series of shares of the Trust: the Select International Equity Fund (the "Fund") and such other series of shares as the Trust, the Manager and the Sub-Adviser may from time to time agree on (together, the "Funds"). The Sub-Adviser acknowledges the Fund may have one or more other sub-advisers and that the Manager shall from time to time determine the portion of the Fund's assets to be managed by the Sub-Adviser (the "Sub-Adviser's Portion"). The Sub-Adviser will make investment decisions on behalf of the Sub-Adviser's Portion and place all orders for the purchase and sale of portfolio securities relating thereto. The Sub-Adviser shall not consult with any AIT Sub-Adviser (other than an affiliated person of the Sub-Adviser), concerning transactions for the Fund in securities or other assets. To the extent that multiple AIT Sub-Advisers serve as investment advisers of the Fund, the Sub-Adviser shall be responsible for providing investment advice to the Fund only with respect to the Sub-Adviser's Portion of the Fund's portfolio. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the current Registration Statement of the Trust filed with the Securities and Exchange Commission ("SEC") and any applicable federal and state laws, and will comply with other policies which the Trustees of the Trust (the "Trustees") or the Manager, as the case may be, may from time to time determine and which are furnished to the Sub-Adviser. The Manager acknowledges and agrees that the Sub-Adviser will manage the Sub-Adviser's Portion as if it were a separate investment company for the purposes of determining compliance with the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust and the objectives and policies of the Fund, as set forth in the current Registration Statement of the Trust filed with the SEC and any applicable federal and state laws, and other policies which the Trustees of the Trust or the Manager may furnish to the Sub-Adviser. The Sub-Adviser shall make its officers and employees available to the Manager from time to time at reasonable times to review investment policies of the Fund and to consult with the Manager regarding the investment affairs of the Fund. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

     (b) The Sub-Adviser, at its expense, will furnish (i) all investment and management facilities, including salaries of personnel necessary for it to perform the duties set forth in this Agreement, and (ii) administrative facilities, including clerical personnel and equipment necessary for the conduct of the investment affairs of the Fund (excluding brokerage expenses and pricing and bookkeeping services).

     (c) The Sub-Adviser shall place all orders for the purchase and sale of portfolio investments for the Sub-Adviser's Portion with issuers, brokers or dealers selected by the Sub-Adviser which may include brokers or dealers affiliated with the Sub-Adviser. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser always shall seek best execution (except to the extent permitted by the next sentence hereof), which is to place portfolio transactions where the Fund can obtain the most favorable combination of price and execution services in particular transactions or provided on a continuing basis by a broker or dealer, and to deal directly with a principal market maker in connection with over-the-counter transactions, except when it is believed that best execution is obtainable elsewhere. Subject to such policies as the Trustees may determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such excess amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser and its affiliates with respect to the Trust and to other clients of the Sub-Adviser as to which Sub-Adviser or any affiliate of the Sub-Adviser exercises investment discretion.

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2.   OTHER AGREEMENTS

     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, partner, director, officer or employee of, or be otherwise interested in, the Sub-Adviser, and in any person controlled by or under common control with the Sub-Adviser, and that the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser may have an interest in the Trust. It is also understood that the Sub-Adviser and persons controlled by or under common control with the Sub-Adviser have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

3.   COMPENSATION TO BE PAID BY THE MANAGER TO THE SUB-ADVISER

     The Manager will pay to the Sub-Adviser as compensation for the Sub-Adviser's services rendered a fee, determined as described in Schedule A which is attached hereto and made a part hereof. Such fee shall be paid by the Manager and not by the Trust. In addition, it is agreed that all brokerage commissions, taxes, charges and other costs incident to the purchase and sale of securities shall be charged to and paid from the Fund.

4.   AMENDMENTS OF THIS AGREEMENT

     This Agreement (including Schedule A attached hereto) shall not be amended as to any Fund unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund, if such approval is required under the Investment Company Act of 1940, as amended ("1940 Act"), and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of the Sub-Adviser.

5.   EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT

     This Agreement shall be effective as of the date executed, and shall remain in full force and effect as to each Fund continuously thereafter, until terminated as provided below:

     (a) Unless terminated as herein provided, this Agreement shall remain in full force and effect through May 30, 2005 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (i) by the Trustees or by the affirmative vote of a majority of the outstanding voting securities of the Fund, and (ii) by a vote of a majority of the Trustees who are not interested persons of the Trust or of the Manager or of any Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b) This Agreement may be terminated as to any Fund without the payment of any penalty by the Manager, subject to the approval of the Trustees, by vote of the Trustees, or by vote of a majority of the outstanding voting securities of such Fund at any annual or special meeting or by the Sub-Adviser, in each case on sixty days' written notice.

     (c) This Agreement shall terminate automatically, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement with the Manager shall have terminated for any reason.

6.   CERTAIN DEFINITIONS

     For the purposes of this Agreement, the "affirmative vote of a majority of the outstanding voting securities" means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "control", "interested person" and "assignment" shall have their respective meanings defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the rules and regulations thereunder.

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     For purposes of this Agreement, "AIT Sub-Adviser" means an investment adviser, as defined in Section 2(a)(20)(B) of the 1940 Act, for a series of the Trust other than the Manager.

7.   NON-LIABILITY OF SUB-ADVISER

     The Sub-Adviser shall be under no liability to the Trust, the Manager or the Trust's Shareholders or creditors for any matter or thing in connection with the performance of any of the Sub-Adviser's services hereunder or for any losses sustained or that may be sustained in the purchase, sale or retention of any investment for the Funds of the Trust made by it in good faith; provided, however, that nothing herein contained shall be construed to protect the Sub-Adviser against any liability to the Trust by reason of the Sub-Adviser's own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8.   LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

     A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Fund.

9.   DISCLOSURE

     Neither the Manager nor the Fund shall, without the prior written consent of the Sub-Adviser, make representations regarding or reference to the Sub-Adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

10.  DELEGATION TO THIRD PARTIES

     Except where prohibited by applicable law or regulation, the Sub-Adviser may delegate or may employ a third party to perform any accounting, administrative, reporting and ancillary services required to enable the Sub-Adviser to perform its functions under this Agreement. The Sub-Adviser will promptly notify the Manager of any such delegation of services to a third-party, with such notification including a description of the type of services to be provided to the Fund by the third-party and, upon reasonable request, will provide the Manager with supplemental information regarding the delegation of such duties to a third-party. Notwithstanding any other provision of the Agreement, the Sub-Adviser may provide information about the Manager and the Fund to any such third party for the purposes of this paragraph, provided that the third party is subject to a confidentiality agreement that specifically prevents the misuse of any such information, including portfolio holdings. The Sub-Adviser will act in good faith and with due diligence in the selection, use and monitoring of third parties and shall be solely responsible for any loss, mistake, negligence or misconduct caused by such third party.

11.  TRADE SETTLEMENT AT TERMINATION

Termination will be without prejudice to the completion of any transaction initiated by the Sub-Adviser in accordance with the terms hereof prior to the effective date of the termination. On, or after, the effective date of termination, the Manager and Sub-Adviser agree to work cooperatively to complete any such transactions in accordance with the terms hereof.

12.  CONFIDENTIAL INFORMATION

     (a) Neither the Manager, the Fund or the Sub-Adviser shall disclose information of a confidential nature acquired in consequence of this Agreement, except for information which they may be entitled or bound to disclose by law, regulation or which is disclosed to their advisers where reasonably necessary for the performance of their professional services or, in the case of the Sub-Adviser, as permitted in accordance with the above paragraph 10 (Delegation to Third Parties).

     (b) Notwithstanding the provisions of 12(a), to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Fund (including, but not limited to, the identity of the Manager or the Fund and market value of the Fund), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Fund in accordance with the terms of this Agreement.

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13.  INSTRUCTION TO CUSTODIAN

     The Sub-Adviser shall not have control of the investments or cash in the Fund but shall have authority to issue to the Fund's custodian such instructions as it may consider appropriate in connection with the settlement of any transaction relating to the Fund which it has initiated. The Sub-Adviser will not be responsible for supervising the Fund's custodian.

14.  ANTI-MONEY LAUNDERING

     Each of the Manager and the Fund acknowledge that the Fund is in compliance, and will continue to comply, with all applicable anti-money laundering regulations. Further, each of the Manager and the Fund agree to provide any documentation or information the Sub-Adviser may reasonably request for the purpose of complying with its own anti-money laundering obligations.

15.  TRANSACTIONS IN DERIVATIVES

The Fund is permitted to purchase, sell, hold and generally deal in and with domestic or foreign derivatives in accordance with its policies and restrictions as set forth in the current Registration Statement of the Trust filed with the SEC and any applicable law.

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IN WITNESS WHEREOF, Allmerica Financial Investment Management Services, Inc. has
caused this instrument to be signed in duplicate on its behalf by its duly authorized representative and J.P. Morgan Investment Management Inc. has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

                                   Allmerica Financial Investment Management
                                      Services, Inc.


                                   By: /s/ John P. Kavanaugh
                                       -----------------------------------------

                                   Title: President


                                   J.P. Morgan Investment Management Inc.


                                   By: /s/ Aimee Marcus
                                       -----------------------------------------

                                   Title: Vice President

Accepted and Agreed to as of the day and year first above written:

Allmerica Investment Trust


By: /s/ Donald P. Wayman
    -------------------------------

Title: Vice President

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                                   SCHEDULE A

The Manager will pay to the Sub-Adviser as full compensation for the Sub-Adviser's services rendered, a fee computed daily and paid quarterly at an annual rate based on the Sub-Adviser's Portion of the average daily net assets of the Fund as described below:

Net Assets          Fee Rate
----------          --------
First $25 Million     .60%
Next $25 Million      .50%
Next $50 Million      .45%
Over $100 Million     .30%

The average daily net assets of the Fund shall be determined by taking an average of all of the determinations of net asset during each month at the close of business on each business day during such month while this Agreement is in effect.

The fee for each quarter shall be payable within ten (10) business days after the end of the quarter.

If the Sub-Adviser shall serve for any period less than a full month, the foregoing compensation shall be prorated according to the proportion which such period bears to a full month.

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